     As filed with the Securities and Exchange Commission on April 2, 2001
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                                 VERISITY LTD.
            (Exact name of registrant as specified in its charter)


             Israel                                           Not Applicable

(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                 2041 Landings Drive, Mountain View, CA  94043
       (Address of registrant's principal executive offices) (Zip Code)

                           ------------------------

                Verisity Ltd. 2000 Employee Share Purchase Plan
                           (full title of the plan)

                                Moshe Gavrielov
                            Chief Executive Officer
                 2041 Landings Drive, Mountain View, CA  94043
                                (650) 934-6800
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
  Title of Each Class of                    Amount to Be      Proposed Maximum        Proposed Maximum            Amount of
Securities to be Registered                 Registered(1)      Offering Price     Aggregate Offering Price     Registration Fee
- -------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.01 par
 value per share:
   2000 Employee Share Purchase Plan         1,000,000           $5.95 (2)               $5,950,000               $1,487.50
===============================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover additional shares of the Registrant's ordinary shares that become issuable under the 2000 Employee Share Purchase Plan by reason of any share dividend, share split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of Registrant's outstanding ordinary shares.

(2) The exercise price of $5.95 per share, computed in accordance with Rule 457(h), is 85% of the opening price per ordinary share as reported on the Nasdaq National Market on March 21, 2001, the current enrollment date. Pursuant to the 2000 Employee Share Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the start date of the offering period or at the end of the purchase period.

                           ------------------------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
- ------------------------------------------------

          Verisity Ltd. hereby incorporates by reference into this registration statement the following documents: (a) Registrant's prospectus that forms a part of its Registration Statement on Form S-1 (file No. 333-45440), as amended; and
(b) the description of the Registrant's ordinary shares contained in the Registrant's Registration Statement on Form 8-A filed on March 2, 2001 under the Securities Exchange Act of 1934, as amended, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
- ----------------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
- -----------------------------------------------

          Not applicable.

Item 6.  Indemnification of Directors and Officers.
- --------------------------------------------------

          As permitted by the new Companies Law of Israel (the "Companies Law"), the Registrant's articles of association contains provisions which:

     . exempt, in advance or after the fact, an officer or director from liability to the Registrant for breach of his duty of care, subject to the requirements of the Companies Law;

     . indemnify an officer or director of the Registrant by reason of acts or omissions committed in his capacity as an officer or director, for:

        . monetary liabilities imposed upon him under a court judgment, including a compromise judgment or an arbitrator's decision approved by a court; and

        . reasonable litigation expenses, including attorney's fees, actually incurred by him or imposed upon him by a court, in an action brought against him by or on behalf of the Registrant or by other persons, or in a criminal action from which he was acquitted, or in which he was convicted if the criminal action does not require proof of criminal intent;

     . enter into a contract to insure the liability of an officer or director of the Registrant by reason of acts or omissions committed in his capacity as an officer or director of the Registrant regarding:

        . the breach of his duty of care towards the Registrant or any other person;

        . the breach of his fiduciary duty to the Registrant provided that he acted in good faith and had a reasonable basis to believe that the act would not impair the interests of Registrant; and

        . monetary liabilities which may be imposed upon him in favor of other persons.

          The Registrant's articles of association also provide for indemnification of an officer or a director either in advance or after the event; provided, that any advance undertaking to indemnify must be limited to occurrences of types which the board of directors can reasonably foresee at the time the undertaking to indemnify is given and to an amount that the board of directors determines is reasonable in such circumstances. In addition, the Companies Law provides that the Registrant may not indemnify, exempt or enter into an insurance contract which would provide coverage for the liability of an officer or a director for:

     .  a breach of his duty of loyalty, except to the extent described above;

     . a breach of his duty of care, if the breach was done intentionally, recklessly or with disregard of the circumstances of the breach or its consequences;

     . an act or omission done with the intent to unlawfully realize personal gain; or

     .  a fine or penalty against him.

          The Registrant has agreed to indemnify each of its officers or directors to the extent permitted by the Companies Law and intends to increase its directors' and officers' liability insurance policy. In September 2000, the Registrant's board of directors authorized it to enter into indemnification agreements with each of its officers and directors. On October 18, 2000, these agreements were approved by our shareholders. In general the indemnification agreements provide, subject to specified conditions and limitations, that the Registrant will indemnify its officers and directors for all amounts they must pay, including reasonable legal expenses, if they are involved in legal proceedings or found liable for any act or omission made in their capacity as office holders. Obligations that result from the offering of the ordinary shares described in this prospectus would also be covered by the indemnification agreements. We have agreed to exempt and release each of our officers and directors to the fullest extent permitted by law from liability damages from breaches of their duty of care to us, unless the breach was intentional, reckless, for personal profit or the liability arose from a penalty or fine.

          There is no litigation pending, and neither the Registrant nor any of its directors knows of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 7.  Exemption from Registration Claimed.
- --------------------------------------------

          Not applicable.

Item 8.  Exhibits.
- -----------------

Exhibit
Number    Description of Document
- ------    -----------------------

4.1 Verisity Ltd. 2000 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.31 to the Registrant's Registration Statement on Form S-1, Registration No. 333-45440).

5.1       Opinion of Salinger & Co. Advocates.

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.2      Consent of Salinger & Co. Advocates (included in Exhibit 5.1 hereto).

24.1      Power of Attorney (see page II-6).

Item 9.  Undertakings.
- ---------------------

          The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  Signatures

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 2nd day of April, 2001.

                                      By:  /s/ Moshe Gavrielov
                                           ------------------------------------
                                           Moshe Gavrielov
                                           Chief Executive Officer and Director


                                      VERISITY DESIGN, INC.

                                      By:  /s/ Moshe Gavrielov
                                           ------------------------------------
                                           Moshe Gavrielov
                                           Chief Executive Officer and Director


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Moshe Gavrielov and Charles G. Alvarez as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                      Title                             Date
- ---------                                      -----                             ----
/s/ Moshe Gavrielov               Chief Executive Officer, General           April 2, 2001
- ------------------------------          Manager and Director
Moshe Gavrielov

/s/ Yoav Hollander               Chief Technical Officer and Director        April 2, 2001
- ------------------------------
Yoav Hollander

/s/ Charles G. Alvarez              Vice President of Finance and            April 2, 2001
- ------------------------------           Administration and
Charles G. Alvarez                     Chief Financial Officer

/s/ Michael McNamara              Senior Vice President of Technology        April 2, 2001
- ------------------------------               and Director
Michael McNamara

/s/ Pierre Lamond                              Director                      April 2, 2001
- ------------------------------
Pierre Lamond

/s/ Zohar Zisapel                              Director                      April 2, 2001
- ------------------------------
Zohar Zisapel

/s/ Tali Aben                                  Director                      April 2, 2001
- ------------------------------
Tali Aben

/s/ Amos Wilnai                                Director                      April 2, 2001
- ------------------------------
Amos Wilnai

                                 EXHIBIT LIST
                                 ------------

Exhibit
Number     Description of Document
- -------    -----------------------

4.1 Verisity Ltd. 2000 Employee Share Purchase Plan (incorporated by reference to Exhibit 20.31 to the Registrant's Registration Statement on Form S-1, Registration No. 333-45440).

5.1        Opinion of Salinger & Co. Advocates.

23.1       Consent of Ernst & Young LLP, Independent Auditors.

23.2       Consent of Salinger & Co. Advocates (included in Exhibit 5.1 hereto).

24.1       Power of Attorney (see page II-6).